Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Announces Agreement to Sell Reserve National
to Medical Mutual of Ohio

CHICAGO, August 1, 2022 — Kemper Corporation (NYSE: KMPR) has agreed to sell Reserve National Insurance Company and its subsidiaries, which are predominantly focused on accident and health insurance, to Medical Mutual of Ohio for $90 million. The transaction is subject to regulatory approval and other closing conditions with an expected closing in late 2022 or early 2023.

Reserve National is based in Oklahoma City, and sells accident and health insurance products in both the individual and group markets with written premiums of over $170 million in 2021. Founded in 1934 and headquartered in Cleveland, Medical Mutual is one of Ohio’s oldest and largest health insurance companies and offers health, life, disability, dental, vision and indemnity plans to Ohio residents.

“This transaction aligns with Kemper’s strategic intent and is a great fit for Medical Mutual of Ohio,” said Joseph P. Lacher, Jr., Kemper’s President, CEO and Chairman. “It will allow Kemper to increase our focus and invest additional resources in the P&C and life insurance businesses that are providing sustainable, competitive advantages to better deliver value to all our stakeholders.” Kemper expects to record a gain upon completion of the transaction.

Tom Dewey, Medical Mutual Executive Vice President, People and Strategy added: “This is an opportunity for Medical Mutual to strengthen our market position, as this transaction allows us to immediately expand our current product offerings. And while Ohio is our home, we also look at this as an opportunity to strategically expand our geographic footprint as a framework for future growth.”

Kemper management will be available to answer questions related to the transaction during the Company’s second quarter earnings conference call on Monday, August 1 at 5:00 p.m. Eastern Time. Details can be found in the investor section of Kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $14 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.2 million policies, is represented by approximately 34,500 agents and brokers, and has approximately 10,400 associates dedicated to meeting the ever-changing needs of its customers. Learn more about Kemper at kemper.com.

Cautionary Statements Regarding Forward-Looking Information
This press release may contain information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Contacts:
Investors: Karen Guerra, 312.668.9720, investors@kemper.com
News Media: Barbara Ciesemier, 312.661.4521, bciesemier@kemper.com